UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2026

Everspin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37900 (Commission File Number)	26-2640654 (IRS Employer Identification No.)
5670 W. Chandler Blvd.
Suite 130
Chandler, Arizona 85226
(Address of principal executive offices, including zip code)
(480) 347-1111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On January 28, 2026, Everspin Technologies, Inc. (the “Company”) received notice that Avalanche Technology, Inc. (“Avalanche”) filed a lawsuit against the Company in the United States District Court for the District of Delaware (the “Lawsuit”) and a patent infringement complaint with the U.S. International Trade Commission Investigation (the “ITC Complaint” and, collectively, the “Complaints”). The Complaints assert that the Company’s Spin-transfer Torque Magnetoresistive Random Access Memory products infringe Avalanche’s U.S. Patent Nos. 9,318,179, 9,419,210, 11,678,586, and 10,490,737. The claims in the Complaints do not implicate the Company’s Toggle Magnetoresistive Random Access Memory products or Sensor devices. The Lawsuit requests customary remedies for patent infringement and the ITC Complaint requests that the U.S. International Trade Commission Investigation commence an investigation pursuant to Section 337 of the Tariff Act of 1930, as amended. The Company believes it has meritorious arguments against Avalanche’s claims and intends to vigorously defend itself against such claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: February 2, 2026

	By:	/s/ Sanjeev Aggarwal
Sanjeev Aggarwal
Chief Executive Officer